SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 20, 2019

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

555 Capitol Mall, Suite 1255
Sacramento, California 95814
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (800) 421-2575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BOCH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2019, the Board of Directors (the “Board”) of Bank of Commerce Holdings (the “Company”) approved several amendments (the “Amendments”) to the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”), effective immediately. The Amendments are intended to clarify that the positions of Chairperson of the Board and Vice Chairperson of the Board are not officer positions and that the individuals holding those positions are required to be independent directors as defined in applicable laws, rules and regulations. Similar amendments to the bylaws of the Company’s subsidiaries Merchants Bank of Commerce and Bank of Commerce Mortgage were also adopted effective immediately.

A copy of the Bylaws, marked to show the language that has been added or deleted by the Amendments, is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The full text of the Bylaws as amended is also attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of Bank of Commerce Holdings, as amended August 20, 2019 (redlined)
3.2	Amended and Restated Bylaws of Bank of Commerce Holdings, as amended August 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 21, 2019

/s/ Samuel D. Jimenez
By: Samuel D. Jimenez
Executive Vice President - Chief Operating Officer

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